Exhibit 99.1

USA Truck Reports First Quarter 2016 Results

●	New management team moving forward to accelerate earnings improvement
●	Asset-light division rebranded USAT Logistics, reflecting strength of 3PL capabilities
●	Streamlining of network and overhead reductions drive $5.3 million, or $0.34 per share in costs
●

Adjusted 1Q 2016 EPS of $0.15 (a), before restructuring, impairment and other costs of $0.34, resulting in GAAP loss per share of $(0.19) for 1Q 2016, compared with $0.20 and $0.16 of adjusted and GAAP EPS, respectively, year over year

Van Buren, AR – May 5, 2016 – USA Truck, Inc. (NASDAQ: USAK), a leading capacity solutions provider headquartered in Van Buren, AR, today announced its financial results for the three months ended March 31, 2016.

President and CEO Randy Rogers commented, “The first quarter was marked by four notable achievements. First, we finished assembling the senior management team we expect to lead us into the future and took major strides toward mapping out our strategy internally. We now have installed a new Chief Executive Officer, President—Trucking, and President—Asset Light in the past six months, and we continue to benefit from the financial leadership and business experience of our CFO, who joined us in 2014. Second, we posted adjusted earnings per share of $0.15, which represented a solid achievement in a difficult freight market. Third, we continued to invest capital effectively by constraining fleet size, growing independent contractors, and repurchasing our shares. Fourth, we implemented significant network infrastructure changes to lighten our cost structure and move toward a more variable cost model.

“We have already made significant structural changes in our Trucking operations – which while absolutely necessary to drive long-term growth and shareholder value – are not without some level of short-term disruption and expense which we experienced during the first quarter of 2016. Importantly, during the quarter, we took the following actions that resulted in $5.3 million of restructuring, impairment and other costs:

●

Closed two additional maintenance facilities that were underutilized and inefficient, moving these costs from fixed to variable, as we made strides in balancing our network and adjusting our operational footprint. These actions bring the total number of maintenance facilities closed in the past six months to four, leaving four facilities remaining.

●	Shut down unnecessary drop yards, and the operations terminal in South Carolina, and removed unnecessary above ground fuel storage tanks.
●	Closed two unproductive asset-light branch offices and restructured around fewer, more efficient regional centers. We continue to maintain 10 asset-light regional offices.
●	Reduced staff department headcounts approximately 10%.

In addition to the items included above, we continued to make progress on our efforts to reduce costs, invest capital wisely, re-design core processes in operations and make better use of technology:

●	Reduced recruiting and advertising spending through re-alignment of orientation and training schedules and more efficient investment of our recruiting and onboarding dollars.
●	Significantly reduced capital spend in 2016 while maintaining an average tractor fleet age of approximately two years and an average trailer fleet age of approximately five years.
●	Increased our flexible independent contractor fleet by 15%. As a result, 14% of our Trucking capacity is asset-light covered by independent contractors.
●

Continued to refine the freight network with a focus on lane balance and profitability, customer service improvements, including billing and EDI efficiencies, and smarter use of technology in managing the network.

Mr. Rogers noted, “We are confident in our ability to make strides in safety/collision, maintenance, network optimization and other areas of efficiency as we work on essential process re-design and optimization this year. Our organization is engaged and showing tremendous resolve and commitment to changing the status quo to ensure success. With a new leadership team in place and a highly motivated organization, we expect improvements in our operating ratio and return on invested capital (‘ROIC’) as we progress through the year.

“By executing our plan we expect to achieve an improvement in Trucking’s adjusted operating ratio and set a target to improve by 200 basis points this year as compared to full-year 2015. Excluding gains on the sale of equipment, we expect Trucking adjusted operating ratio improvement of as much as 410 basis-points as compared with 2015. We believe we now have a clear line of sight to operating our Trucking business at or below a 90% adjusted operating ratio by the fourth quarter of 2017.”

“During the quarter, we also made progress in refining our strategy to significantly increase the contribution of our asset light business, which we have rebranded as USAT Logistics to better reflect the full 3PL capabilities within USA Truck. USAT Logistics is working hand in hand with our Trucking division to make better use of our owned assets to further improve utilization, reduce empty miles and provide a valuable outlet at times when discounted capacity is needed to further balance the Trucking network. At the same time, Trucking is now more closely connected to Logistics, taking full advantage of the flexibility Logistics provides with respect to providing expanded capacity and geographic diversity for our customer base.”

Mr. Rogers concluded, “We believe our franchise is uniquely positioned to benefit from further optimization given our average length of haul, geographic footprint and service characteristics. Our team is fully committed and engaged in accelerating the pace of change and we will be accountable for strengthening the quality of the Company’s earnings and increasing ROIC to an acceptable level for our shareholders.”

Three-Month Financial Results

Consolidated base revenue was $102.0 million for the quarter ended March 31, 2016, compared to $115.5 million for the same quarter of 2015. Consolidated net loss was ($1.8) million, or a ($0.19) per diluted share, for the first quarter of 2016, compared to a net income of $1.6 million, or $0.16 per diluted share, for the same quarter of 2015. Included in loss per diluted share for the first quarter 2016 was $5.3 million, or $0.34, net-of-tax, per diluted share relating to restructuring, impairment and other costs. Included in earnings per share for the first quarter of 2015 was $0.8 million, or $0.04, net-of-tax, per diluted share related to loss on debt extinguishment. Adjusted consolidated earnings per diluted share was $0.15 for the first quarter of 2016, and $0.20 per diluted share, for the same quarter of 2015.

The following table includes key operating results and statistics by reportable segment:

	Three Months Ended
	March 31,
	2016	2015
	(unaudited)
Trucking:
Operating revenue (in thousands)	$75,702	$95,787
Operating (loss) income (in thousands) (1)	$(4,369)	$1,550
Adjusted operating ratio (2)	99.3%	98.1%
Total miles (in thousands) (3)	43,872	50,592
Deadhead percentage (4)	12.4%	12.0%
Base revenue per loaded mile	$1.793	$1.832
Average number of in-service tractors (5)	1,814	2,178
Average number of seated tractors (6)	1,758	1,988
Average miles per seated tractor per week	1,920	1,979
Base revenue per seated tractor per week	$3,014	$3,190
Average loaded miles per trip	563	616

USAT Logistics:
Operating revenue (in thousands)	$34,916	$37,100
Operating income (in thousands) (1)	$2,006	$2,976
Net revenue (in thousands) (7)	6,718	6,741
Gross margin percentage (8)	18.7%	17.4%

(1)	Operating income (loss) is calculated by deducting operating expenses from operating revenues.
(2)

Adjusted operating ratio is calculated as operating expenses less Restructuring, impairment and other costs, net of fuel surcharge revenue, as a percentage of operating revenue excluding fuel surcharge revenue. See GAAP to non-GAAP reconciliation below.

(3)	Total miles include both loaded and empty miles.
(4)	Deadhead percentage is calculated by dividing empty miles into total miles.
(5)	Tractors include company-operated tractors in service, plus tractors operated by independent contractors.
(6)	Seated tractors are those occupied by drivers.
(7)	Net revenue is calculated by taking revenue less purchased transportation.
(8)	Gross margin percentage is calculated by taking revenue less purchased transportation expense and dividing that amount by revenue. This calculation includes intercompany revenues and expenses.

Balance Sheet and Liquidity

Executive Vice President and CFO Michael Borrows said, “With a strong balance sheet and approximately $82 million in available liquidity under our revolving line of credit, USA Truck has the resources to invest in our people, assets, and technology. In addition, we intend to continue to evaluate ways to increase shareholder returns, whether through the recently approved two million share repurchase program approved by our Board of Directors, investments in new business opportunities or acquisitions, or allocating capital to our business units that are best positioned to drive further value creation to our stakeholders.”

During the first quarter of 2016, USA Truck repurchased 445,432 shares of common stock (4.7% of total shares outstanding) under its repurchase authorizations at a weighted average price of $16.82 per share for an aggregate purchase price of $7.5 million.

As of March 31, 2016, our total debt and capital lease obligations, net of cash (“Net Debt”), was $103.9 million and our stockholders’ equity was $84.6 million. Net Debt to Adjusted EBITDA(a) increased year-over-year to 1.8x compared with 1.6x as of December 31, 2015.

First-Quarter 2016 Conference Call Information

USA Truck will hold a conference call to discuss its first-quarter 2016 results on May 5, 2016 at 8:00 AM CT / 9:00 AM ET. To participate in the call, please dial 1-866-652-5200 (U.S./Canada) or 1-412-317-6060 (International). A live webcast of the conference call will be broadcast in the Investor Relations section of the Company’s website www.usa-truck.com, under the “Events & Presentations” tab of the “Investor Relations” menu. For those who cannot listen to the live broadcast, the presentation materials and an audio replay of the call will be available at our website, www.usa-truck.com, under the “Events & Presentations” tab of the “Investors” menu. A telephone replay of the call will also be available through Friday, May 13, 2016, and may be accessed by calling 1-877-344-7529 (U.S.) or 412-317-0088 and by referencing conference ID #10083783.

(a) About Non-GAAP Financial Information

In addition to our GAAP results, this press release also includes certain non-GAAP financial measures, as defined by the SEC. The terms “EBITDA”, “Adjusted EBITDA”, “Adjusted operating ratio”, and “Adjusted earnings per diluted share”, as we define them, are not presented in accordance with GAAP.

The Company defines EBITDA as net income (loss), plus interest expense net of interest income, provision for income taxes and depreciation and amortization. It defines Adjusted EBITDA as these items plus non-cash equity compensation, loss on extinguishment of debt, restructuring, impairment and other costs. Adjusted operating ratio is calculated as operating expenses less restructuring, impairment and other costs, net of fuel surcharges, as a percentage of operating revenue excluding fuel surcharge revenue. Adjusted earnings per diluted share is defined as earnings or loss before income taxes plus loss on extinguishment of debt, and restructuring, impairment and other costs reduced by our statutory income tax rate, divided by weighted average diluted shares outstanding. These financial measures supplement our GAAP results in evaluating certain aspects of our business. We believe that using these measures improves comparability in analyzing our performance because they remove the impact of items from our operating results that, in our opinion, do not reflect our core operating performance. Management and the board of directors focus on EBITDA, Adjusted EBITDA, Adjusted operating ratio and Adjusted earnings per diluted share as key measures of our performance, all of which are reconciled to the most comparable GAAP financial measures and further discussed below. We believe our presentation of these non-GAAP financial measures is useful because it provides investors and securities analysts the same information that we use internally for purposes of assessing our core operating performance.

EBITDA, Adjusted EBITDA, Adjusted operating ratio and Adjusted earnings per diluted share are not substitutes for their comparable GAAP financial measures, such as net income, cash flows from operating activities, operating margin, or other measures prescribed by GAAP. There are limitations to using non-GAAP financial measures. Although we believe that they improve comparability in analyzing our period to period performance, they could limit comparability to other companies in our industry if those companies define these measures differently. Because of these limitations, our non-GAAP financial measures should not be considered measures of income generated by our business or discretionary cash available to us to invest in the growth of our business. Management compensates for these limitations by primarily relying on GAAP results and using non-GAAP financial measures on a supplemental basis.

Pursuant to the requirements of Regulation G, we have provided reconciliations of EBITDA, Adjusted EBITDA, Adjusted earnings per diluted share and Adjusted operating ratio to GAAP financial measures at the end of this press release.

Cautionary Statement Concerning Forward-Looking Statements

Financial information in this press release is preliminary and based upon information available to the Company as of the date of this press release. As such, this information remains subject to the completion of our quarterly review procedures, and the filing of the related Form 10-Q, which could result in changes, some of which could be material, to the preliminary information provided in this press release.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements are made pursuant to the provisions of the Private Securities Litigation Reform Act of 1995. These statements generally may be identified by their use of terms or phrases such as “expects,” “estimates,” “anticipates,” “projects,” “believes,” “plans,” “goals,” “intends,” “may,” “will,” “should,” “could,” “potential,” “continue,” “strategy,” “future” and terms or phrases of similar substance. Forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, which could cause future events and actual results to differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. Accordingly, actual results may differ materially from those set forth in the forward-looking statements. Readers should review and consider the factors that may affect future results and other disclosures by the Company in its press releases, Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date on which it is made. We disclaim any obligation to update or revise any forward-looking statements to reflect actual results or changes in the factors affecting the forward-looking information. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this press release might not occur. All forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by this cautionary statement.

References to the “Company,” “we,” “us,” “our” and words of similar import refer to USA Truck, Inc. and its subsidiary.

About USA Truck

USA Truck is a capacity solutions provider of transportation and logistics services that include truckload, dedicated contract carriage, intermodal and brokerage spot market throughout the continental United States, Mexico and Canada.

This press release and related information will be available to interested parties at our website, www.usa-truck.com, under the “Financial Releases” tab of the “Investor Relations” menu.

Company Contact

Michael Borrows, EVP & CFO

USA Truck, Inc.

(479) 471-3523

Michael.Borrows@usa-truck.com

Investor Relations Contact

Harriet Fried / Jody Burfening

LHA

(212) 838-3777

hfried@lhai.com

USA TRUCK, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

(UNAUDITED)

(in thousands, except per share data)

	Three Months Ended
	March 31,
	2016	2015
Revenue:
Operating revenue	$110,618	$132,887

Operating expenses:
Salaries, wages and employee benefits	32,573	37,872
Fuel and fuel taxes	10,189	17,978
Depreciation and amortization	7,272	10,802
Insurance and claims	4,768	6,194
Equipment rents	1,860	783
Operations and maintenance	9,213	10,291
Purchased transportation	36,403	38,770
Operating taxes and licenses	1,122	1,320
Communications and utilities	880	863
Gain on disposal of assets, net	(396)	(503)
Restructuring, impairment and other costs	5,264	--
Other	3,833	3,991
Total operating expenses	112,981	128,361
Operating (loss) income	(2,363)	4,526

Other expenses:
Interest expense, net	565	630
Loss on extinguishment of debt	--	750
Other, net	203	202
Total other expenses, net	768	1,582
Income (loss) before income taxes	(3,131)	2,944
Income tax (benefit) expense	(1,324)	1,309

Net (loss) income and comprehensive (loss) income	$(1,807)	$1,635

Net income (loss) per share:
Average shares outstanding (basic)	9,381	10,395
Basic (loss) earnings per share	$(0.19)	$0.16

Average shares outstanding (diluted)	9,381	10,516
Diluted (loss) earnings per share	$(0.19)	$0.16

GAAP TO NON-GAAP RECONCILIATIONS

(UNAUDITED)

(in thousands)

	Three Months Ended
	March 31,
	2016	2015

GAAP net (loss) income	$(1,807)	$1,635
Add:
Income tax (benefit) expense	(1,324)	1,309
Interest, net	565	630
Depreciation and amortization	7,272	10,802

EBITDA	$4,706	$14,376
Add:
Restructuring, impairment and other costs	5,264	--
Non-cash equity compensation	131	226
Loss on debt extinguishment	--	750

Adjusted EBITDA	$10,101	$15,352

ADJUSTED (LOSS) EARNINGS PER SHARE RECONCILIATION

	Three Months Ended
	March 31,
	2016	2015

(Loss) earnings per diluted share	$(0.19)	$0.16
Adjusted for:
Loss on debt extinguishment, net of tax	--	0.04
Restructuring, impairment and other costs, net of tax	0.34	--
Adjusted earnings per diluted share	$0.15	$0.20

ADJUSTED OPERATING RATIO RECONCILIATION

Trucking Segment	Three Months Ended
	March 31,
	2016	2015
Revenue	$76,036	$96,402
Less: intersegment eliminations	334	615
Operating revenue	75,702	95,787
Less: fuel surcharge revenue	6,821	14,243
Base revenue	68,881	81,544
Operating expense	80,071	94,237
Adjusted for:
Restructuring, impairment and other costs	(4,848)	--
Fuel surcharge revenue	(6,821)	(14,243)
Adjusted operating expense	$68,402	$79,994
Operating ratio	105.8%	98.4%
Adjusted operating ratio	99.3%	98.1%

USAT Logistics Segment	Three Months Ended
	March 31,
	2016	2015
Revenue	$35,911	$38,671
Less: intersegment eliminations	995	1,571
Operating revenue	34,916	37,100
Less: fuel surcharge revenue	1,780	3,175
Base revenue	33,136	33,925
Operating expense	32,910	34,124
Adjusted for:
Restructuring, impairment and other costs	(416)	--
Fuel surcharge revenue	(1,780)	(3,175)
Adjusted operating expense	$30,714	$30,949
Operating ratio	94.3%	92.0%
Adjusted operating ratio	92.7%	91.2%

CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

	March 31,	December 31,
	2016	2015
Assets
Current assets:
Cash	$1,403	$87
Accounts receivable, net of allowance for doubtful accounts of $870 and $608, respectively	56,260	53,324
Other receivables	3,678	5,094
Inventories	457	748
Assets held for sale	5,229	7,979
Income taxes receivable	8,485	6,159
Prepaid expenses and other current assets	5,745	4,876
Total current assets	81,257	78,267
Property and equipment:
Land and structures	33,480	32,910
Revenue equipment	286,020	289,045
Service, office and other equipment	22,628	22,156
Property and equipment, at cost	342,128	344,111
Accumulated depreciation and amortization	(136,894)	(137,327)
Property and equipment, net	205,234	206,784
Other assets	1,350	1,405
Total assets	$287,841	$286,456
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$25,220	$24,473
Current portion of insurance and claims accruals	10,589	10,706
Accrued expenses	13,997	8,836
Current maturities of capital leases	16,375	12,190
Total current liabilities	66,181	56,205
Deferred gain	660	701
Long-term debt, less current maturities	75,900	70,400
Capital leases, less current maturities	13,003	18,845
Deferred income taxes	38,962	37,943
Insurance and claims accruals, less current portion	8,585	8,585
Total liabilities	203,291	192,679
Commitments and contingencies
Stockholders’ equity:
Preferred Stock, $.01 par value; 1,000,000 shares authorized;	—	—
Common Stock, $.01 par value; 30,000,000 shares authorized; issued 12,125,170 shares and 11,946,253 shares, respectively	121	119
Additional paid-in capital	67,443	67,370
Retained earnings	64,064	65,871
Less treasury stock, at cost (2,727,664 shares and 2,268,608 shares, respectively)	(47,078)	(39,583)
Total stockholders’ equity	84,550	93,777
Total liabilities and stockholders’ equity	$287,841	$286,456